Exhibit 99.1 PRESS RELEASE, DATED NOVEMBER 11th, 2026, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE SECOND QUARTER FISCAL 2027

EnerSys Reports Second Quarter Fiscal Year 2027 Results
Delivers Gross Margin of 29.9% or 25.2% ex IRC 45X (1) and Diluted EPS of $2.42, +34% ($1.22, +61% ex IRC 45X(1))

Second Quarter Fiscal 2027 Highlights
(All comparisons against the second quarter of fiscal 2026 unless otherwise noted)
•Delivered net sales of $950M, in line with prior year
•Achieved Gross Margin (GM) of 29.9%, +80 bps and GM ex IRC 45X(1) of 25.2%, +30 bps
•Realized diluted EPS of $2.42, +34%, adjusted diluted EPS(1) of $3.22, +22%, and adjusted diluted EPS ex IRC 45X(1) of $2.02, +25%
•Net leverage ratio(a) 0.8 X EBITDA
•Returned $140M to shareholders, including repurchase of 679K shares for $130M
•Generated operating cash flow of $143M on improved earnings and primary operating capital efficiencies
•On October 27, 2026, announced proposed acquisition of Ultralife, to expand differentiated battery technologies and accelerate growth in defense market

READING, Pa., November 11, 2026 (BUSINESS WIRE) -- EnerSys (NYSE: ENS), a global leader in stored energy solutions for industrial, infrastructure, and defense applications announced today results for its second quarter fiscal 2027, which ended on October 4, 2026.

“In the second quarter of fiscal year 2027, we delivered gross margin expansion, adjusted operating margin expansion and adjusted EPS growth while continuing to advance our strategic priorities,” said Shawn O’Connell, President and Chief Executive Officer of EnerSys. “Precision Power Solutions delivered more than 20% year-over-year sales growth, supported by strong demand for soldier power and munitions, while Network and Infrastructure Solutions delivered 3% growth against an unusually high second quarter prior year comparison, driven by double-digit growth in data centers. These strong results helped balance the continued pressure in material handling within our Industrial Mobility Solutions and demonstrate the resilience of our diversified portfolio and the operating discipline we are building through our EnerGize strategy.

“We are also seeing encouraging progress as our new products begin reaching customers. During the quarter, we secured our first order for our DataSafe Noir™ lithium solution, began generating sales from our second-generation lithium offering for material handling, and advanced our strategic acquisition plans. These are tangible steps toward expanding our higher-value solutions and converting our product development efforts into profitable growth.

“We recently announced that we entered into a definitive agreement to acquire Ultralife, which is a compelling strategic fit for EnerSys and directly advances our strategy to build a broader, more differentiated defense power platform. Building on the success of our recent acquisitions, Ultralife would expand our portfolio of advanced, reliable, high-performance power solutions. Together, we would be better positioned to support U.S. defense and allied forces with leading-edge, cost-effective technologies for the increasingly electrified battlefield of the future. We know the Ultralife business and its team well, and are confident that our shared commitment to engineering, problem solving, and customer focus would create a strong cultural fit. We look forward to combining our strengths to accelerate growth, enhance performance, and deliver greater value to our customers and shareholders.” O’Connell concluded.

The proposed acquisition of Ultralife remains subject to customary closing conditions, including the receipt of required regulatory approvals. Until the transaction closes, EnerSys and Ultralife will continue to operate as separate and independent companies.

Key Financial Results and Metrics	Second quarter ended			Six months ended
In millions, except per share amounts	10/4/2026	09/28/2025	Change	10/4/2026	09/28/2025	Change
Net Sales	$949.9	$951.3	(0.1)%	$1,885.5	$1,844.3	2.2%
Diluted EPS (GAAP)	$2.42	$1.80	$0.62	$5.52	$3.26	$2.26
Adjusted Diluted EPS (Non-GAAP)(1)	$3.22	$2.65	$0.57	$6.88	$4.88	$2.00
Gross Profit (GAAP)	$284.4	$277.2	$7.2	$597.8	$530.4	$67.4
Operating Earnings (GAAP)	$115.5	$92.0	$23.5	$266.9	$178.5	$88.4
Adjusted Operating Earnings (Non-GAAP)(2)	$152.4	$133.9	$18.5	$331.2	$255.4	$75.8
Net Earnings (GAAP)	$89.6	$68.4	$21.2	$206.1	$125.9	$80.2
EBITDA (Non-GAAP)(3)	$141.6	$116.6	$25.0	$317.7	$220.5	$97.2
Adjusted EBITDA (Non-GAAP)(3)	$170.4	$150.5	$19.9	$365.6	$280.7	$84.9
Share Repurchases	$130.0	$67.7	$62.3	$180.0	$217.8	$(37.8)
Dividend per share	$0.2875	$0.2625	$0.015	$0.55	$0.5025	$0.0375
Total Capital Returned to Stockholders	$140.3	$77.5	$62.8	$199.9	$236.7	$(36.8)

(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) GM (Gross Margin) excluding IRC 45X , Adjusted Diluted EPS and Adjusted Diluted EPS excluding IRC 45X benefit are non-GAAP financial measures and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, stock based compensation, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP Adjusted Earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Non-GAAP EBITDA is calculated as net earnings adjusted for depreciation, amortization, interest and income taxes. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, stock based compensation, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

Second Quarter Fiscal 2027

Net sales for the second quarter of fiscal 2027 were $949.9 million, a decrease of 0.1% from the prior year second quarter net sales of $951.3 million and below the range of the second quarter of fiscal 2027 guidance of $955 million to $995 million. The decrease compared to prior year quarter and net sales below the guidance range were the result of foreign currency translation.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the second quarter of fiscal 2027 were $89.6 million, or $2.42 per diluted share, which included an unfavorable highlighted net of tax impact of $29.3 million, or $0.80 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the second quarter of fiscal 2026 were $68.4 million, or $1.80 per diluted share, which included an unfavorable highlighted net of tax impact of $32.4 million, or $0.85 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the second quarter of fiscal 2027, on a non-GAAP basis, were $3.22, compared to the guidance of $3.15 to $3.25 per diluted share for the second quarter given by the Company on August 12, 2026. These earnings compare to the prior year second quarter adjusted Net earnings of $2.65 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended October 4, 2026 and September 28, 2025.

Fiscal Year to Date 2027

Net sales for the six months of fiscal 2027 were $1,885.5 million, an increase of 2.2% from the prior year six months net sales of $1,844.3 million. This increase was due to a 1% increase in pricing, and a 1% increase in organic volume.

Net earnings for the six months of fiscal 2027 were $206.1 million, or $5.52 per diluted share, which included an unfavorable highlighted net of tax impact of $50.5 million, or $1.36 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the six months of fiscal 2026 were $125.9 million, or $3.26 per diluted share, which included an unfavorable highlighted net of tax impact of $62.4 million, or $1.62 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the six months of fiscal 2027, on a non-GAAP basis, were $6.88. This compares to the prior year six months adjusted Net earnings of $4.88 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Quarterly Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend of $0.2875 per share of common stock. The dividend is payable on December 31, 2026, to holders of record as of December 18, 2026.

Balance Sheet and Cash Flow

As of October 4, 2026, cash and cash equivalents were $275.5 million and net debt as defined by our credit facility was $554.9 million. The net leverage ratio at the end of the second quarter was 0.8 X, down from 1.3 X in the prior year period due to the impact of lower debt and increased earnings. Capital expenditures during the second quarter were $12.4 million, down from $20.9 million in the prior year period. During the second quarter, cash from operating activities was $142.8 million, down from $218.0 million in the prior year period. Free cash flow, a non-GAAP financial measure, was an inflow of $130.4 million, as compared to an inflow of $197.1 million in the prior year period. The decrease in cash from operating activities and free cash flow were both driven by the receipt of our U.S. federal tax refund in the prior year quarter. Fiscal year to date, cash from operating activities was $372.8 million, up from $219.0 million in the prior year period. Free cash flow, a non-GAAP financial measure, was an inflow of $348.0 million, as compared to an inflow of $165.1 million in the prior year period. The increase in cash from operating activities and free cash flow were both driven by improved earnings, disciplined capital allocation decisions, and targeted emphasis to optimize primary operating capital, or POC. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended October 4, 2026 and September 28, 2025.

The Company also returned approximately $140.3 million to shareholders through $130.0 million in share repurchases and $10.3 million through its quarterly dividend payment in the second quarter.

Third Quarter and Fiscal Year 2027 Outlook

In the third quarter of fiscal 2027, EnerSys expects:
•Net sales: $935M to $975M
•Adjusted diluted EPS: $3.05 to $3.15*

For the full year fiscal 2027, EnerSys expects:
•Capital expenditures ~$70M

Outlook does not reflect any impact from the proposed acquisition of Ultralife, which is expected to close in the fourth fiscal quarter of 2027, or the impact of any IEEPA tariff refunds or customer reimbursements in our income statement. In the quarter, results included a one-time impact of ($2M) or ($0.04) per share from tariff refund adjustments recorded in corporate unallocated and other. Fiscal year to date, results include an impact of $29M or $0.59 per share.

“Our second quarter results demonstrate continued progress in strengthening the earnings power of EnerSys,” said Andrea Funk, EnerSys Chief Financial Officer. “Improved volumes and favorable price/mix in our PPS and NIS segments, balanced the impact of material handling softness within our IMS segment. We again delivered strong free cash flow, with FCF conversion of 146%. Our focus on operating discipline, cost management and higher-value solutions supports our ability to expand margins while investing in the opportunities ahead.

“Our third quarter outlook reflects continued strength across Aerospace and Defense, Data Centers, and Transportation, with Communications picking up and Material Handling demonstrating early recovery that should transform IMS segment revenue to year-on-year growth. From a margin perspective, we expect IMS to see pressure as Transportation outpaces higher margin Material Handling growth, largely offsetting the margin lift from incremental volume. In PPS and NIS, the project nature of these businesses and related quarter-to-quarter fluctuations create tough comps as both segments delivered exceptionally strong margins in the prior year and prior quarter. For the third quarter, we expect net sales of $935 million to $975 million and adjusted diluted EPS of $3.05 to $3.15. We remain focused on translating demand opportunities across all of our end markets into profitable growth. Disciplined capital allocation remains central to our approach as we invest in growth, pursue strategic acquisitions and return capital to shareholders,” concluded Funk.

*Inclusive of IRC 45X Advanced Manufacturing Production Credits.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its second quarter results at 9:00 AM (ET) Thursday, November 12, 2026. A live broadcast as well as a replay of the call can be accessed via this webcast registration link or the Investor Relations section of the company’s website at https://investor.enersys.com.

If you cannot join via webcast, please reach out to investorrelations@enersys.com for dial-in details.

About EnerSys

EnerSys is a global leader in stored energy solutions helping industrial, infrastructure and defense customers address critical power and operational needs with batteries, chargers and other power equipment. The company delivers integrated solutions that combine energy storage technologies, power electronics, software-enabled intelligence, technical expertise and comprehensive global customer support. EnerSys supports customers across communications networks, data centers, energy infrastructure, material handling, transportation, aerospace and defense — including applications where power continuity is essential. Serving customers in more than 100 countries, EnerSys helps organizations manage energy more reliably, efficiently and intelligently in complex operating environments where uptime, safety and resilience matter. For more information, visit www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buyback program, judicial or regulatory proceedings, ability to identify and realize benefits in connection with acquisition and disposition opportunities, EnerSys’ pending acquisition of Ultralife, including the anticipated timing of completion and the anticipated benefits of the pending acquisition, and EnerSys’ strategy, plans, objectives, expectations (financial or otherwise) and intentions with respect to its future financial results, growth potential and anticipated product portfolio in connection with the pending acquisition, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buyback programs, application of Section 45X of the Internal Revenue Code, funding, development and construction of the Company's gigafactory in Greenville, South Carolina, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business and changes in law, regulation or policy that may affect our business, including trade policy and tariffs, and other government priorities or budgets are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2026. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman Langell
Vice President, Investor Relations and Corporate Communications
EnerSys
E-mail: investorrelations@enersys.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Six months ended
	10/4/2026	09/28/2025	10/4/2026	09/28/2025
Net sales	$949.9	$951.3	$1,885.5	$1,844.3
Gross profit	284.4	277.2	597.8	530.4
Operating expenses	148.2	164.1	299.5	324.9
Restructuring and other exit charges	20.7	21.1	31.4	27.0
Operating earnings	115.5	92.0	266.9	178.5
Earnings before income taxes	102.6	76.4	237.6	142.1
Income tax expense	13.0	8.0	31.5	16.2
Net earnings attributable to EnerSys stockholders	$89.6	$68.4	$206.1	$125.9

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$2.49	$1.83	$5.68	$3.30
Diluted	$2.42	$1.80	$5.52	$3.26
Dividends per common share	$0.2875	$0.2625	$0.5500	$0.5025
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	36,033,626	37,436,456	36,256,377	38,113,597
Diluted	36,957,443	37,977,855	37,297,985	38,645,031

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	October 4, 2026	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	$275,500	$438,675
Accounts receivable, net of allowance for doubtful accounts: October 4, 2026 - $11,738; March 31, 2026 - $8,583	448,332	506,072
Inventories, net	753,454	724,690
Prepaid and other current assets	426,322	472,373
Total current assets	1,903,608	2,141,810
Property, plant, and equipment, net	561,183	593,002
Goodwill	744,331	752,424
Other intangible assets, net	326,070	342,898
Deferred taxes	65,355	69,008
Other assets	97,831	104,182
Total assets	$3,698,378	$4,003,324
Liabilities and Equity
Current liabilities:
Short-term debt	$28,661	$29,201
Accounts payable	365,824	354,190
Accrued expenses	400,715	420,647
Total current liabilities	795,200	804,038
Long-term debt, net of unamortized debt issuance costs	786,186	1,079,782
Deferred taxes	13,716	13,909
Other liabilities	193,520	196,723
Total liabilities	1,788,622	2,094,452
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at October 4, 2026 and at March 31, 2026	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 57,805,720 shares issued and 35,822,630 shares outstanding at October 4, 2026; 57,551,440 shares issued and 36,462,211 shares outstanding at March 31, 2026	578	576
Additional paid-in capital	740,219	734,922
Treasury stock at cost, 21,983,090 shares held as of October 4, 2026 and 21,089,229 shares held as of March 31, 2026	(1,542,647)	(1,361,585)
Retained earnings	2,929,313	2,743,635
Accumulated other comprehensive loss	(221,397)	(212,264)
Total EnerSys stockholders’ equity	1,906,066	1,905,284
Nonredeemable noncontrolling interests	3,690	3,588
Total equity	1,909,756	1,908,872
Total liabilities and equity	$3,698,378	$4,003,324

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Six months ended
	October 4, 2026	September 28, 2025
Cash flows from operating activities
Net earnings	$206,024	$125,884
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	59,365	54,889
Write-off of assets relating to exit activities	17,373	(619)
Derivatives not designated in hedging relationships:
Net losses (gains)	88	(498)
Cash (settlements) proceeds	749	2,070
Provision for doubtful accounts	4,377	404
Deferred income taxes	(1,407)	(68)
Non-cash interest expense	967	1,212
Stock-based compensation	14,128	22,036
Loss (gain) on disposal of property, plant, and equipment	1,242	284
Changes in assets and liabilities:
Accounts receivable	50,062	43,652
Inventories	(33,751)	(48,664)
Prepaid and other current assets	60,349	69,493
Other assets	1,605	560
Accounts payable	12,105	(34,650)
Accrued expenses	(27,521)	(21,393)
Other liabilities	7,064	4,423
Net cash provided by (used in) operating activities	372,819	219,015

Cash flows from investing activities
Capital expenditures	(24,821)	(53,922)
Purchase of business	—	(12,662)
Proceeds from disposal of property, plant, and equipment	212	4,189
Net cash (used in) provided by investing activities	(24,609)	(62,395)

Cash flows from financing activities
Net borrowings (repayments) on short-term debt	121	(143)
Proceeds from Second Amended Revolver borrowings	241,500	467,563
Repayments of Second Amended Revolver borrowings	(536,063)	(155,000)
Repayment of Term Loans	—	(210,000)
Options proceeds, net	7,235	16,948
Payment of taxes related to net share settlement of equity awards	(17,042)	(8,192)
Purchase of treasury stock	(180,000)	(217,784)
Dividends paid to stockholders	(19,854)	(18,917)
Debt Issuance Costs Sixth Amended Credit Facility	—	(3,276)
Other	677	588
Net cash (used in) provided by financing activities	(503,426)	(128,213)
Effect of exchange rate changes on cash and cash equivalents	(7,959)	17,068
Net increase (decrease) in cash and cash equivalents	(163,175)	45,475
Cash and cash equivalents at beginning of period	438,675	343,131
Cash and cash equivalents at end of period	$275,500	$388,606

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted diluted EPS”, "reported Net earnings excluding (ex) IRC 45X benefit", "adjusted Net earnings excluding (ex) IRC 45X benefit", "reported Net earnings (loss) per share excluding (ex) IRC 45X benefit", " adjusted diluted EPS excluding (ex) IRC 45X benefit", "GM excluding (ex) 45X", "adjusted operating earnings", "adjusted gross profit", "adjusted gross margin", "EBITDA", “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", "free cash flow", and "adjusted free cash flow conversion" as applicable, in their analysis of the Company's performance. Adjusted Net earnings, adjusted gross profit, adjusted gross margin, and adjusted operating earnings measures, as used by EnerSys in past quarters and years, adjusts Net earnings, gross profit, gross margin, and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Reported Net earnings excluding (ex) IRC 45X benefit, adjusted Net earnings excluding (ex) IRC 45X benefit, reported Net earnings (loss) per share excluding (ex) IRC 45X benefit, adjusted diluted EPS excluding (ex) IRC 45X benefit, and GM excluding (ex) IRC 45X benefit as used by EnerSys in past quarters and years, adjusted Net earnings, adjusted Net earnings, Net earnings (loss) per share, adjusted diluted EPS, and gross margin to reflect the financial impact of IRC 45X. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, stock-based compensation, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months adjusted EBITDA per credit agreement. We define free cash flow as net cash provided by or used in operating activities less capital expenditures. We define adjusted free cash flow conversion as free cash flow divided by adjusted net earnings. Free cash flow and adjusted free cash flow conversion are used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of intangible assets, tax valuation allowance changes, withholding tax from repatriation of prior period earnings, and impacts of changes or reform to income tax laws. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the Company’s projected range for adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the third quarter of fiscal 2027 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted EPS and adjusted diluted EPS ex IRC 45X benefit guidance for the third quarter of fiscal 2027 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, stock-based compensation, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the third quarter of fiscal 2027 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRC 45X Advanced Manufacturing Production Credits. Also, included are start up costs for exploration of a new lithium plant. Beginning in the current fiscal year, the Company excludes all stock-based compensation expense from adjusted operating earnings. Prior-period adjusted measures have been recast to conform to the current-period presentation.

Business Segment Operating Results

	Quarter ended
	($ millions)
	10/4/2026
	Network & Infrastructure Solutions	Industrial Mobility Solutions	Precision Power Solutions	Corporate and other unallocated	Total
Net Sales	$449.0	$397.1	$103.8	$—	$949.9

Operating Earnings	35.3	32.5	19.1	28.6	$115.5
Inventory adjustment relating to exit activities	1.1	—	—	—	1.1
Restructuring and other exit charges	5.6	1.6	—	13.5	20.7
Amortization of intangible assets	5.6	0.4	2.1	—	8.1
Stock compensation expense	2.4	3.0	0.9	—	6.3
Other	0.1	—	0.6	—	0.7
Adjusted Operating Earnings	$50.1	$37.5	$22.7	$42.1	$152.4

Operating Margin	7.9%	8.2%	18.4%	NM	12.2%
Adjusted Operating Margin	11.2%	9.5%	21.9%	NM	16.0%

	Quarter ended
	($ millions)
	09/28/2025
	Network & Infrastructure Solutions	Industrial Mobility Solutions	Precision Power Solutions	Corporate and other unallocated	Total
Net Sales	$434.7	$430.8	$85.8	$—	$951.3

Operating Earnings	15.5	27.3	10.7	38.5	$92.0
Restructuring and other exit charges	9.3	10.2	1.6	—	21.1
Stock compensation expense	1.6	2.3	0.5	—	4.4
Amortization of intangible assets	5.8	0.4	2.1	—	8.3
Other	4.1	3.1	0.9	—	8.1
Adjusted Operating Earnings	$36.3	$43.3	$15.8	$38.5	$133.9

Operating Margin	3.6%	6.3%	12.5%	NM	9.7%
Adjusted Operating Margin	8.3%	10.1%	18.5%	NM	14.1%

Increase (Decrease) as a % from prior year quarter	Network & Infrastructure Solutions	Industrial Mobility Solutions	Precision Power Solutions	Corporate and other unallocated	Total
Net Sales	3.3%	(7.8)%	21.0%	NM	(0.1)%
Operating Earnings	NM	19.1	77.9	NM	25.5
Adjusted Operating Earnings	38.3	(13.4)	43.2	NM	13.7
NM = Not Meaningful

	Six months ended
	($ millions)
	10/4/2026
	Network & Infrastructure Solutions	Industrial Mobility Solutions	Precision Power Solutions	Corporate and other unallocated	Total
Net Sales	$877.3	$803.9	$204.3	$—	$1,885.5

Operating Earnings	$65.5	$61.5	$33.5	$106.4	$266.9
Inventory adjustment relating to exit activities	1.1	—	—	—	1.1
Restructuring and other exit charges	11.8	6.1	—	13.5	31.4
Amortization of intangible assets	11.4	0.8	4.2	—	16.4
Stock compensation expense	5.2	6.8	2.1	—	14.1
Other	0.1	—	1.2	—	1.3
Adjusted Operating Earnings	$95.1	$75.2	$41.0	$119.9	$331.2

Operating Margin	7.5%	7.7%	16.4%	NM	14.2%
Adjusted Operating Margin	10.8%	9.4%	20.1%	NM	17.6%

	Six months ended
	($ millions)
	09/28/2025
	Network & Infrastructure Solutions	Industrial Mobility Solutions	Precision Power Solutions	Corporate and other unallocated	Total
Net Sales	$826.1	$851.2	$167.0	$—	$1,844.3

Operating Earnings	$29.5	$54.7	$18.7	$75.6	$178.5
Restructuring and other exit charges	10.4	15.0	1.6	—	27.0
Stock compensation expense	9.6	11.0	1.4	—	22.0
Amortization of intangible assets	11.7	0.8	4.2	—	16.7
Other	5.0	3.9	2.3	—	11.2
Adjusted Operating Earnings	$66.2	$85.4	$28.2	$75.6	$255.4

Operating Margin	3.6%	6.4%	11.2%	NM	9.7%
Adjusted Operating Margin	8.0%	10.0%	16.9%	NM	13.9%

Increase (Decrease) as a % from prior year	Network & Infrastructure Solutions	Industrial Mobility Solutions	Precision Power Solutions	Corporate and other unallocated	Total
Net Sales	6.2%	(5.6)%	22.3%	NM	2.2%
Operating Earnings	NM	12.6	79.0	NM	49.5
Adjusted Operating Earnings	43.8	(12.0)	45.2	NM	29.7

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	10/4/2026	09/28/2025	10/4/2026	09/28/2025
Net Earnings	$89.6	$68.4	$206.1	$125.9
Depreciation	20.8	19.7	43.0	38.2
Amortization	8.1	8.3	16.4	16.7
Interest	10.1	12.2	20.7	23.5
Income Taxes	13.0	8.0	31.5	16.2
EBITDA	141.6	116.6	317.7	220.5
Non-GAAP adjustments	28.8	33.9	47.9	60.2
Adjusted EBITDA	$170.4	$150.5	$365.6	$280.7

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	10/4/2026	09/28/2025	10/4/2026	09/28/2025
Restructuring and other exit charges	20.7	21.1	31.4	27.0
Stock compensation expense	6.3	4.4	14.1	22.0
Other	1.8	8.4	2.4	11.2
Non-GAAP adjustments	$28.8	$33.9	$47.9	$60.2

The table below presents a reconciliation of Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin and Gross Profit and Gross Margin to Gross Profit excluding (ex) IRC 45X and Gross Margin excluding (ex) IRC 45X:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	10/4/2026	09/28/2025	10/4/2026	09/28/2025
Gross Profit as reported	$284.4	$277.2	$597.8	$530.4
Inventory adjustment relating to exit activities	1.1	—	1.1	—
Adjusted Gross Profit	285.5	277.2	598.9	530.4

Gross Margin	29.9%	29.1%	31.7%	28.8%
Adjustment	0.1%	—%	0.1%	—%
Adjusted Gross Margin	30.0%	29.1%	31.8%	28.8%

Gross Profit	$284.4	$277.2	$597.8	$530.4
IRC 45X Benefit	44.4	39.6	91.6	77.7
Gross Profit ex 45X	240.0	237.6	506.2	452.7

Gross Margin	29.9%	29.1%	31.7%	28.8%
IRC 45X Benefit	4.7%	4.2%	4.9%	4.2%
Gross Margin ex 45X	25.2%	24.9%	26.8%	24.6%

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow Conversion percentages:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	10/4/2026	09/28/2025	10/4/2026	09/28/2025
Net cash provided by (used in) operating activities	$142.8	$218.0	$372.8	$219.0
Less Capital Expenditures	(12.4)	(20.9)	(24.8)	(53.9)
Free Cash Flow	130.4	197.1	348.0	165.1

	Quarter ended		Six months ended
	($ millions)		($ millions)
	10/4/2026	09/28/2025	10/4/2026	09/28/2025
Net cash provided by (used in) operating activities	$142.8	$218.0	$372.8	$219.0
Net earnings	89.6	68.4	206.1	125.9
Operating cash flow conversion %	159.4%	318.7%	180.9%	173.9%

Free Cash Flow	130.4	197.1	348.0	165.1
Net earnings	89.6	68.4	206.1	125.9
Free cash flow conversion %	145.6%	288.2%	168.9%	131.1%

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for 10/4/2026 and 09/28/2025 to calculate our net leverage ratio, in connection with the Sixth Amended Credit Facility:

	Last twelve months
	10/4/2026	09/28/2025
	(in millions, except ratios)
Net earnings as reported	$373.7	$337.2
Add back:
Depreciation and amortization	118.0	$107.0
Interest expense	45.8	$47.0
Income tax expense	71.1	52.1
EBITDA (non-GAAP)	$608.6	$543.3
Adjustments per credit agreement definitions(1)	89.0	84.3
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$697.6	627.6
Total net debt(2)	$554.9	842.0
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	0.8 X	1.3 X

(1)The $89.0 million adjustment to EBITDA in the last twelve months ending October 4, 2026 primarily related to $29.7 million of non-cash stock compensation and $57.4 million of restructuring and other exit charges. The $84.3 million adjustment to EBITDA in the last twelve months ending September 28, 2025 primarily related to $37.7 million of non-cash stock compensation, $40.1 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $5.5 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. In the last twelve months ending October 4, 2026 and September 28, 2025, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $275.5 million, and in fiscal 2026, were $388.6 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. Beginning in the current fiscal year, the Company excludes all stock-based compensation expense and related tax effects from adjusted net earnings. Prior-period adjusted measures have been recast to conform to the current-period presentation. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	10/4/2026		09/28/2025
Net earnings reconciliation
As reported Net Earnings	$89.6		$68.4
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	1.1	(1)	—
Restructuring and other exit charges	20.7	(2)	21.1	(2)
Amortization of identified intangible assets	8.1	(3)	8.3	(3)
Stock compensation expense	6.3	(4)	4.4	(4)
Other	0.7		8.4
Other income tax expense items	—		—
Income tax effect of above non-GAAP adjustments	(7.6)		(9.8)
Non-GAAP adjusted Net earnings	$118.9		$100.8

Net Earnings excluding (ex) IRC 45X benefit
As Reported Net Earnings	$89.6		$68.4
IRC 45X Benefit	44.4		39.6
Reported Net Earnings excluding (ex) IRC 45X benefit	$45.2		$28.8

Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit
Non-GAAP Adjusted Net Earnings	$118.9		$100.8
IRC 45X Benefit	44.4		39.6
Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit	$74.5		$61.2

Outstanding shares used in per share calculations
Basic	36,033,626		37,436,456
Diluted	36,957,443		37,977,855

Reported Net earnings (Loss) per share:
Basic	$2.49		$1.83
Diluted	$2.42		$1.80
Dividends per common share	$0.2875		$0.2625

Non-GAAP adjusted Net earnings per share:
Basic	$3.30		$2.69
Diluted	$3.22		$2.65

Reported Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$1.25		$0.77
Diluted	$1.22		$0.76

Non-GAAP adjusted Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$2.07		$1.63
Diluted	$2.02		$1.61

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	10/4/2026	09/28/2025
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit charges - Network & Infrastructure Solutions	1.1	—
(2) Restructuring and other exit charges - Network & Infrastructure Solutions	5.6	9.3
(2) Restructuring and other exit charges - Industrial Mobility Solutions	1.6	10.2
(2) Restructuring and other exit charges - Precision Power Solutions	—	1.6
(2) Restructuring and other exit charges - Corporate and other	13.5	—
(3) Amortization of identified intangible assets - Network & Infrastructure Solutions	5.6	5.8
(3) Amortization of identified intangible assets - Industrial Mobility Solutions	0.4	0.4
(3) Amortization of identified intangible assets - Precision Power Solutions	2.1	2.1
(4) Stock Compensation Expense - Network & Infrastructure Solutions	2.4	1.6
(4) Stock Compensation Expense - Industrial Mobility Solutions	3.0	2.3
(4) Stock Compensation Expense - Precision Power Solutions	0.9	0.5
Total Non-GAAP adjustments	$36.2	$33.8

	Six months ended
	(in millions, except share and per share amounts)
	10/4/2026		09/28/2025
Net Earnings reconciliation
As reported Net Earnings	$206.1		$125.9
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	1.1	(1)	—
Restructuring and other exit charges	31.4	(2)	27.0	(2)
Amortization of identified intangible assets	16.4	(3)	16.7	(3)
Stock based compensation	14.1	(4)	22.0	(4)
Other	1.8		11.4
Income tax effect of above non-GAAP adjustments	(14.3)		(14.7)
Non-GAAP adjusted Net Earnings	$256.6		$188.3

Net Earnings without IRC 45X
As Reported Net Earnings	$206.1		$125.9
IRC 45X Benefit	91.6		77.7
Reported Net Earnings without IRC 45X Benefit	$114.5		$48.2

Non-GAAP adjusted Net Earnings without IRC 45X
Non-GAAP Adjusted Net Earnings	$256.6		$188.3
IRC 45X Benefit	91.6		77.7
Non-GAAP adjusted Net Earnings without IRC 45X Benefit	$165.0		$110.6

Outstanding shares used in per share calculations
Basic	36,256,377		38,113,597
Diluted	37,297,985		38,645,031

Reported Net Earnings (Loss) per share:
Basic	$5.68		$3.30
Diluted	$5.52		$3.26
Dividends per common share	$0.55		$0.5025

Non-GAAP adjusted Net Earnings per share:
Basic	$7.08		$4.94
Diluted	$6.88		$4.88

Reported Net Earnings (Loss) per share without IRC 45X benefit
Basic	$3.16		$1.26
Diluted	$3.07		$1.25

Non-GAAP adjusted Net Earnings (Loss) per share without IRC 45X benefit
Basic	$4.55		$2.90
Diluted	$4.43		$2.86

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Six months ended
	($ millions)
	10/4/2026	09/28/2025
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit charges - Network & Infrastructure Solutions	1.1	—
(2) Restructuring and other exit charges - Network & Infrastructure Solutions	11.8	10.5
(2) Restructuring and other exit charges - Industrial Mobility Solutions	6.1	15.0
(2) Restructuring and other exit charges - Precision Power Solutions	—	1.6
(2) Restructuring and other exit charges - Corporate and other	13.5	—
(3) Amortization of identified intangible assets - Network & Infrastructure Solutions	11.4	11.7
(3) Amortization of identified intangible assets - Industrial Mobility Solutions	0.8	0.8
(3) Amortization of identified intangible assets - Precision Power Solutions	4.2	4.2
(4) Stock Compensation Expense - Network & Infrastructure Solutions	5.2	9.6
(4) Stock Compensation Expense - Industrial Mobility Solutions	6.8	11.0
(4) Stock Compensation Expense - Precision Power Solutions	2.1	1.4
Total Non-GAAP adjustments	$63.0	$65.8